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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements (Nos. 33-3888, 333-23707, and 333-80567) of Mitek Systems, Inc. on Form S-8 of
our report dated December 8, 2000 (March 1, 2001, as to Note 5), appearing in this Annual Report on Form 10-K/A of Mitek Systems, Inc. for the year ended September 30, 2000.


DELOITTE & TOUCHE LLP


San Diego, California
March 19, 2001